Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Record Quarterly Net Income of $36.7 Million

for the Third Quarter of 2025

Board Approves New Share Repurchase Program Authorization for Up to 1.7 Million Shares

Third Quarter 2025 Highlights

●	Record third quarter net income of $36.7 million, or $2.16 per diluted share
●	Record adjusted net income[1] of $36.9 million, or $2.17 per diluted share
●	Net interest income growth of 18% annualized and NIM TEY[1] expansion of five basis points to 3.51%
●	ROAA of 1.57% annualized
●	Capital markets revenue of $23.8 million, up 141% on a linked-quarter basis
●	Loan growth of 15% annualized
●	Tangible book value per share[1] growth of $2.50, or 19% annualized
●	Repurchased 115,735 shares, a total of 129,056 through October 20th, 2025

Moline, IL, October 22, 2025 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced record quarterly net income of $36.7 million and diluted earnings per share (“EPS”) of $2.16 for the third quarter of 2025, compared to net income of $29.0 million and diluted EPS of $1.71 for the second quarter of 2025.

Adjusted net income1 and adjusted diluted EPS1 for the third quarter of 2025 were $36.9 million and $2.17, respectively, compared to $29.4 million and $1.73, respectively, for the second quarter of 2025 and $30.3 million, and $1.78 respectively for the third quarter of

2024.

	For the Quarter Ended
	September 30,	June 30,	September 30,
$in millions (except per share data)	2025	2025	2024
Net Income	$36.7	$29.0	$27.8
Diluted EPS	$2.16	$1.71	$1.64
Adjusted Net Income[1]	$36.9	$29.4	$30.3
Adjusted Diluted EPS[1]	$2.17	$1.73	$1.78

“We delivered outstanding third quarter results, achieving record net income and strong EPS growth of 26% compared to the second quarter,” said Todd Gipple, President and Chief Executive Officer. “Our exceptional performance was driven by a strong rebound in capital markets revenue, as well as robust loan growth and continued net interest margin expansion that led to a significant increase in net interest income.”

Strong Margin Expansion Fuels Significant Net Interest Income Growth

Net interest income for the third quarter of 2025 totaled $64.8 million, an increase of $2.7 million, or 18% annualized, from the second quarter of 2025, driven by strong earning asset growth, expanded loan and investment yields, and a stable cost of funds. Net interest margin (“NIM”) was 3.00% and NIM on a tax-equivalent yield (“TEY”) basis1 was 3.51% for the third quarter, as compared to 2.97% and 3.46% for the prior quarter, respectively.

“Our NIM TEY1 increased five basis points from the second quarter of 2025, exceeding the high end of our guidance range,” said Nick Anderson, Chief Financial Officer. “Looking ahead, we anticipate continued margin expansion and are guiding to an increase in fourth quarter NIM TEY1 ranging from 3 to 7 basis points, assuming no further Federal Reserve rate cuts,” added Mr. Anderson.

Robust Noninterest Income from Capital Markets and Wealth Management Revenue

Noninterest income for the third quarter of 2025 was $36.7 million, up 66% from $22.1 million in the second quarter of 2025. The Company generated $23.8 million of capital markets revenue in the third quarter of 2025 compared to $9.9 million in the prior quarter. Wealth Management revenue totaled $5.0 million for the quarter, representing an 8% increase from the second quarter of 2025 and a 15% annualized increase year-over-year.

“During the third quarter of 2025, activity rebounded sharply in our low-income housing tax credit (“LIHTC”) lending business, underscoring the continued demand for affordable housing and the strength of our seasoned team. Developers are actively navigating the broader macroeconomic challenges from earlier in the year, demonstrating resilience and a commitment to advancing their projects. We continue to view LIHTC lending as a highly durable, highly profitable, and differentiated line of business for QCRH, anchored by our deep network of developer relationships and the historically high-quality assets that our platform consistently delivers,” said Mr. Gipple.

“Our LIHTC lending team has worked incredibly hard to extend our market position the past three quarters, gaining additional projects from our long-term developer relationships and creating new relationships with 10 experienced LIHTC developer clients. These new clients are some of the best LIHTC developers in the country and this success will further extend our LIHTC lending platform. Given the strength of our pipeline, we are increasing our capital markets revenue guidance to be in a range of between $55 and $65 million over the next four quarters,” added Mr. Gipple.

Noninterest Expense Discipline Helps Drive Operating Leverage

Noninterest expense for the third quarter of 2025 totaled $56.6 million compared to $49.6 million for the second quarter of 2025 and $53.6 million for the third quarter of 2024. The $7.0 million linked-quarter increase was primarily due to robust capital markets revenue and loan growth in the quarter, which drove variable compensation higher. Professional and data processing expenses and occupancy and equipment expenses related to the Company’s digital transformation also contributed to the increase in noninterest expense.

The Company’s highly incentivized variable compensation structure is designed to enhance operating leverage and provide expense flexibility across changing revenue cycles. “For the third quarter, the Company’s efficiency ratio1 of 55.78% was our lowest in four years. Compared to the first nine months of 2024, adjusted noninterest expenses1 remain well controlled, up less than 1% on an annualized basis, while adjusted net income1 has grown by 9% annualized,” said Mr. Anderson.

For the fourth quarter of 2025, the Company expects noninterest expense to be in the range of $52 to $55 million, which assumes capital markets revenue and loan growth are within their guidance ranges and includes costs for the digital transformation, including the successful completion of the first core operating system conversion in early October.

Loan Growth Accelerates in both LIHTC and Traditional Bank Lending

In the third quarter of 2025, the Company’s total loans and leases held for investment grew by $253.7 million, to $7.2 billion. “Loan growth was 17% annualized when adding back the impact from the planned runoff of m2 Equipment Finance (“m2”) loans and leases. Third quarter loan growth was driven by acceleration in both our LIHTC lending and traditional lending businesses. With a strong pipeline in place, we anticipate solid loan growth through year-end and are guiding to gross loan growth in a range of 10% to 15% in the final quarter of the year,” said Mr. Gipple.

Core Deposit Strength Continues

Total core deposits increased by $99.0 million, or 6% annualized from the second quarter, while average deposit balances increased $164.8 million. Year-to-date, core deposits have increased by $410.2 million, or 8% annualized. The deposit mix remained stable while total brokered deposits declined by $37.2 million. The Company’s total deposits have averaged $7.3 billion year-to-date, an increase of $536.0 million, or 8%.

“We continue to generate strong deposit growth across our markets. These results reflect the success of our relationship-driven strategy of growing core deposits, providing a solid funding base that supports future growth,” added Mr. Gipple.

Asset Quality Further Strengthens and Remains Excellent

The nonperforming assets (“NPAs”) to total assets ratio was 0.45% as of September 30, 2025, down one basis point from the prior quarter. NPAs totaled $42.7 million at the end of the third quarter of 2025, consistent with the prior quarter.

Total criticized loans decreased by $5.6 million on a linked-quarter basis. The ratio of criticized loans to total loans and leases as of September 30, 2025 decreased to 2.01% as compared to 2.16% as of June 30, 2025, and remains well below the Company’s long-term historical average.

The Company recorded a total provision for credit losses of $4.3 million during the quarter, which was up slightly from $4.0 million in the prior quarter. Net charge-offs were $4.2 million during the third quarter of 2025, a decrease of $2.1 million from the prior quarter driven by significantly lower m2 portfolio charge-offs. Credit loss expenses for the m2 portfolio are down 45%, or $4 million, and nonperforming assets are down 29% year-over-year, reflecting both the runoff of the higher-risk assets and the improved seasoning of the remaining portfolio. The allowance for credit losses to total loans held for investment was 1.24% as of September 30, 2025.

Continued Strong Tangible Book Value and Regulatory Capital

The Company’s tangible book value per share1 (“TBV”) increased by $2.50, or 19% annualized, during the third quarter of 2025 due to the combination of strong earnings and improved accumulated other comprehensive losses partially offset by share repurchases.

As of September 30, 2025, the Company’s tangible common equity to tangible assets ratio (“TCE”)1 increased five basis points to 9.97%. The improvement in TCE1 was driven by strong earnings during the quarter. The total risk-based capital ratio decreased to 14.03% and the common equity tier 1 ratio decreased to 10.34% due to solid earnings growth during the quarter, offset by strong loan growth and share repurchases. By comparison, these ratios were 9.92%, 14.26%, and 10.43%, respectively, as of June 30, 2025. The Company remains committed to maintaining strong regulatory capital.

Opportunistic Share Repurchases and New Share Repurchase Plan Authorization

From the beginning of the third quarter through October 20th, the Company returned $10.0 million of capital to shareholders with 129,056 shares repurchased at an average price of $77.49 per share. Additionally, the Company’s Board of Directors authorized a new share repurchase program on October 20, 2025, permitting the repurchase of up to 1,700,000 shares of its outstanding common stock, or approximately 10% of the outstanding shares as of September 30, 2025. This program replaces the Company’s prior repurchase program announced on May 19, 2022, which has been terminated.

“The opportunistic repurchases were completed at attractive valuation levels of TBV1. The new share repurchase program authorization equips us with a flexible capital allocation tool, enabling us to continue repurchasing shares when it aligns with our strategic and financial objectives, underscoring our confidence in the long-term earnings power of the Company and our commitment to enhancing shareholder value,” said Mr. Gipple.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, October 23, 2025, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through October 30, 2025. The replay access information is 877-344-7529 (international 412-317-0088); access code 8414968. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Guaranty Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company has 36 locations in Iowa, Missouri, and Illinois. As of September 30, 2025, the Company had $9.6 billion in assets, $7.2 billion in loans and $7.4 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Endnotes

1Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these adjusted measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets, including effects of inflationary pressures, the threat or implementation of tariffs, trade wars and changes to immigration policy; (ii) changes in, and the interpretation and prioritization of, local, state and federal laws, regulations and governmental policies (including those concerning the Company’s general business); (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or threats thereof (including the Russian invasion of Ukraine and ongoing conflicts in the Middle East), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB, the Securities and Exchange Commission (the “SEC”) or the PCAOB; (v) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company’s commercial borrowers; (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions, fintech companies, and digital asset service providers and the inability to attract new customers; (vii) rapid technological changes implemented by us and our third-party vendors, including the development and implementation of tools incorporating artificial intelligence; (viii) unexpected results of acquisitions, including failure to realize the anticipated benefits of the acquisitions and the possibility that transaction and integration costs may be greater than anticipated; (ix) the loss of key executives and employees, talent shortages and employee turnover; (x) changes in consumer spending; (xi) unexpected outcomes and costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xii) the economic impact on the Company and its customers of climate change, natural disasters and exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xiv) credit risk and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio and large loans to certain borrowers (including CRE loans); (xv) the overall health of the local and national real estate market; (xvi) the ability to maintain an adequate level of allowance for credit losses on loans; (xvii) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xviii) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xix) the level of non-performing assets on our balance sheet; (xx) interruptions involving our information technology and communications systems or third-party servicers; (xxi) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxii) changes in the interest rates and repayment rates of the Company’s assets; (xxiii) the effectiveness of the Company’s risk management framework, (xxiv) the effects of the current U.S. government shutdown, including the impact of prolonged closures or staffing reductions at government agencies effecting our business (for instance, the U.S. Department of Housing and Urban Development involvement with our LIHTC lending business), and (xxv) the ability of the Company to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC.

Contact:

Nick W. Anderson

Chief Financial Officer

(309) 743-7707

nanderson@qcrh.com

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$77,581	$104,769	$98,994	$91,732	$103,840
Federal funds sold and interest-bearing deposits	160,033	145,704	225,716	170,592	159,159
Securities, net of allowance for credit losses	1,308,689	1,263,452	1,220,717	1,200,435	1,146,046
Loans receivable held for sale (1)	1,457	1,162	2,025	2,143	167,047
Loans/leases receivable held for investment	7,177,464	6,923,762	6,821,142	6,782,261	6,661,755
Allowance for credit losses	(88,770)	(88,732)	(90,354)	(89,841)	(86,321)
Intangibles	9,077	9,738	10,400	11,061	11,751
Goodwill	138,595	138,595	138,595	138,595	138,596
Derivatives	207,775	184,982	180,997	186,781	261,913
Other assets	576,401	558,899	544,547	532,271	524,779
Total assets	$9,568,302	$9,242,331	$9,152,779	$9,026,030	$9,088,565

Total deposits	$7,380,068	$7,318,353	$7,337,390	$7,061,187	$6,984,633
Total borrowings	706,827	509,359	429,921	569,532	660,344
Derivatives	230,742	209,505	206,925	214,823	285,769
Other liabilities	163,750	154,560	155,796	183,101	181,199
Total stockholders’ equity	1,086,915	1,050,554	1,022,747	997,387	976,620
Total liabilities and stockholders’ equity	$9,568,302	$9,242,331	$9,152,779	$9,026,030	$9,088,565

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (2)
Commercial and industrial - revolving	$386,674	$380,029	$388,479	$387,991	$387,409
Commercial and industrial - other	1,107,896	1,180,859	1,231,198	1,295,961	1,321,053
Commercial and industrial - other - LIHTC	222,772	194,830	212,921	218,971	89,028
Total commercial and industrial	1,717,342	1,755,718	1,832,598	1,902,923	1,797,490
Commercial real estate, owner occupied	586,578	593,675	599,488	605,993	622,072
Commercial real estate, non-owner occupied	1,053,732	1,036,049	1,040,281	1,077,852	1,103,694
Construction and land development	515,787	454,022	403,001	395,557	342,335
Construction and land development - LIHTC	1,028,978	1,075,000	1,016,207	917,986	913,841
Multi-family	316,353	301,432	289,782	303,662	324,090
Multi-family - LIHTC	1,187,243	950,331	888,517	828,448	973,682
Direct financing leases	11,090	12,880	14,773	17,076	19,241
1-4 family real estate	599,838	592,253	592,127	588,179	587,512
Consumer	161,980	153,564	146,393	146,728	144,845
Total loans/leases	$7,178,921	$6,924,924	$6,823,167	$6,784,404	$6,828,802
Less allowance for credit losses	88,770	88,732	90,354	89,841	86,321
Net loans/leases	$7,090,151	$6,836,192	$6,732,813	$6,694,563	$6,742,481

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$14,208	$14,267	$17,487	$20,591	$18,621
Municipal securities	1,085,669	1,033,642	1,003,985	971,567	965,810
Residential mortgage-backed and related securities	57,108	58,864	43,194	50,042	53,488
Asset backed securities	4,918	6,684	7,764	9,224	10,455
Other securities	63,824	67,358	66,105	65,745	39,190
Trading securities (3)	83,225	82,900	82,445	83,529	58,685
Total securities	$1,308,952	$1,263,715	$1,220,980	$1,200,698	$1,146,249
Less allowance for credit losses	263	263	263	263	203
Net securities	$1,308,689	$1,263,452	$1,220,717	$1,200,435	$1,146,046

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$931,774	$952,032	$963,851	$921,160	$969,348
Interest-bearing demand deposits	5,176,364	5,087,783	5,119,601	4,828,216	4,715,087
Time deposits	1,004,980	974,341	951,606	953,496	942,847
Brokered deposits	266,950	304,197	302,332	358,315	357,351
Total deposits	$7,380,068	$7,318,353	$7,337,390	$7,061,187	$6,984,633

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$145,383	$145,383	$145,383	$145,383	$145,383
Overnight FHLB advances	145,000	80,000	—	140,000	230,000
Other borrowings (4)	130,609	—	—	—	—
Other short-term borrowings	2,850	1,350	2,050	1,800	2,750
Subordinated notes	234,027	233,701	233,595	233,489	233,383
Junior subordinated debentures	48,958	48,925	48,893	48,860	48,828
Total borrowings	$706,827	$509,359	$429,921	$569,532	$660,344

(1)	Loans with a fair value of $0 million, $0 million, $0 million, $0 million and $165.9 million have been identified for securitization and are included in LHFS at September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively.
(2)	Loan categories with significant LIHTC loan balances have been broken out separately. Total LIHTC balances within the loan/lease portfolio were $2.5 billion at September 30, 2025.
(3)	Trading securities consisted of retained beneficial interests acquired in conjunction with Freddie Mac securitizations completed by the Company.
(4)	During the third quarter of 2025, the Company entered into a secured borrowing transaction where $200.3 million of HTM Municipal securities were pledged in exchange for $134.2 million of borrowings, net of issuance costs of $3.6 million.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$125,015	$120,247	$116,673	$121,642	$125,420
Interest expense	60,216	58,165	56,687	60,438	65,698
Net interest income	64,799	62,082	59,986	61,204	59,722
Provision for credit losses	4,305	4,043	4,234	5,149	3,484
Net interest income after provision for credit losses	$60,494	$58,039	$55,752	$56,055	$56,238

Trust fees (1)	$3,544	$3,395	$3,686	$3,456	$3,270
Investment advisory and management fees (1)	1,488	1,254	1,254	1,320	1,229
Deposit service fees	2,231	2,187	2,183	2,228	2,294
Gains on sales of residential real estate loans, net	529	556	297	734	385
Gains on sales of government guaranteed portions of loans, net	6	40	61	49	—
Capital markets revenue	23,832	9,869	6,516	20,552	16,290
Earnings on bank-owned life insurance	952	998	524	797	814
Debit card fees	1,648	1,648	1,488	1,555	1,575
Correspondent banking fees	664	699	614	560	507
Loan related fee income	846	1,096	898	950	949
Fair value gain (loss) on derivatives and trading securities	324	230	(1,007)	(1,781)	(886)
Other	587	143	378	205	730
Total noninterest income	$36,651	$22,115	$16,892	$30,625	$27,157

Salaries and employee benefits	$34,338	$28,474	$27,364	$33,610	$31,637
Occupancy and equipment expense	7,363	6,837	6,455	6,354	6,168
Professional and data processing fees	6,741	6,089	5,144	5,480	4,457
Restructuring expense	—	—	—	—	1,954
FDIC insurance, other insurance and regulatory fees	2,035	1,960	1,970	1,934	1,711
Loan/lease expense	345	407	381	513	587
Net cost of (income from) and gains/losses on operations of other real estate	3	50	(9)	23	(42)
Advertising and marketing	1,830	1,746	1,613	1,886	2,124
Communication and data connectivity	40	274	290	345	333
Supplies	259	252	207	252	278
Bank service charges	678	720	596	635	603
Correspondent banking expense	338	314	329	328	325
Intangibles amortization	662	661	661	691	690
Goodwill impairment	—	—	—	—	431
Payment card processing	569	547	594	516	785
Trust expense	412	413	357	381	395
Other	974	839	587	551	1,129
Total noninterest expense	$56,587	$49,583	$46,539	$53,499	$53,565

Net income before income taxes	$40,558	$30,571	$26,105	$33,181	$29,830
Federal and state income tax expense	3,844	1,552	308	2,956	2,045
Net income	$36,714	$29,019	$25,797	$30,225	$27,785

Basic EPS	$2.17	$1.71	$1.53	$1.80	$1.65
Diluted EPS	$2.16	$1.71	$1.52	$1.77	$1.64

Weighted average common shares outstanding	16,919,785	16,928,542	16,900,785	16,871,652	16,846,200
Weighted average common and common equivalent shares outstanding	17,015,730	17,006,282	17,013,992	17,024,481	16,982,400

(1)	Trust fees and investment advisory and management fees when combined are referred to as wealth management revenue.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Nine Months Ended
	September 30,	September 30,
	2025	2024

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$361,935	$360,215
Interest expense	175,068	189,631
Net interest income	186,867	170,584
Provision for credit losses	12,582	11,949
Net interest income after provision for credit losses	$174,285	$158,635

Trust fees	$10,625	$9,572
Investment advisory and management fees	3,996	3,544
Deposit service fees	6,601	6,302
Gains on sales of residential real estate loans, net	1,382	1,307
Gains on sales of government guaranteed portions of loans, net	107	36
Capital markets revenue	40,217	50,505
Earnings on bank-owned life insurance	2,474	4,646
Debit card fees	4,784	4,612
Correspondent banking fees	1,977	1,529
Loan related fee income	2,840	2,747
Fair value loss on derivatives and trading securities	(453)	(998)
Other	1,108	1,102
Total noninterest income	$75,658	$84,904

Salaries and employee benefits	$90,176	$94,576
Occupancy and equipment expense	20,655	19,059
Professional and data processing fees	17,974	13,893
Restructuring expense	—	1,954
FDIC insurance, other insurance and regulatory fees	5,965	5,510
Loan/lease expense	1,133	1,116
Net cost of (income from) and gains/losses on operations of other real estate	44	(44)
Advertising and marketing	5,189	5,172
Communication and data connectivity	604	1,052
Supplies	718	812
Bank service charges	1,994	1,793
Correspondent banking expense	981	993
Intangibles amortization	1,984	2,070
Goodwill impairment	—	431
Payment card processing	1,710	2,137
Trust expense	1,182	1,199
Other	2,400	2,420
Total noninterest expense	$152,709	$154,143

Net income before income taxes	$97,234	$89,396
Federal and state income tax expense	5,704	5,771
Net income	$91,530	$83,625

Basic EPS	$5.41	$4.97
Diluted EPS	$5.38	$4.94

Weighted average common shares outstanding	16,916,371	16,814,787
Weighted average common and common equivalent shares outstanding	17,011,877	16,938,309

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2025	2025	2025	2024	2024	2025	2024

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	16,838,866	16,934,698	16,920,363	16,882,045	16,861,108
Book value per common share (1)	$64.55	$62.04	$60.44	$59.08	$57.92
Tangible book value per common share (Non-GAAP) (2)	$55.78	$53.28	$51.64	$50.21	$49.00
Closing stock price	$75.64	$67.90	$71.32	$80.64	$74.03
Market capitalization	$1,273,692	$1,149,866	$1,206,760	$1,361,368	$1,248,228
Market price / book value	117.18%	109.45%	117.99%	136.49%	127.81%
Market price / tangible book value	135.61%	127.45%	138.11%	160.59%	151.07%
Earnings per common share (basic) LTM (3)	$7.21	$6.69	$6.71	$6.77	$6.93
Price earnings ratio LTM (3)	10.49x	10.15 x	10.63 x	11.91 x	10.68 x
TCE / TA (Non-GAAP) (4)	9.97%	9.92%	9.70%	9.55%	9.24%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Beginning balance	$1,050,554	$1,022,747	$997,387	$976,620	$936,319
Net income	36,714	29,019	25,797	30,225	27,785
Other comprehensive income (loss), net of tax	8,342	(1,671)	404	(9,628)	12,057
Common stock cash dividends declared	(1,017)	(1,016)	(1,015)	(1,013)	(1,012)
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(8,993)	—	—	—	—
Other (5)	1,315	1,475	174	1,183	1,471
Ending balance	$1,086,915	$1,050,554	$1,022,747	$997,387	$976,620

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.03%	14.26%	14.18%	14.10%	13.87%
Tier 1 risk-based capital ratio	10.85%	10.96%	10.81%	10.57%	10.33%
Tier 1 leverage capital ratio	11.29%	11.22%	11.06%	10.73%	10.50%
Common equity tier 1 ratio	10.34%	10.43%	10.27%	10.03%	9.79%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.57%	1.27%	1.14%	1.34%	1.24%	1.33%	1.27%
Return on average total equity (annualized)	13.65%	11.15%	10.14%	12.15%	11.55%	11.68%	12.00%
Net interest margin	3.00%	2.97%	2.95%	2.95%	2.90%	2.97%	2.85%
Net interest margin (TEY) (Non-GAAP)(7)	3.51%	3.46%	3.42%	3.43%	3.37%	3.46%	3.30%
Efficiency ratio (Non-GAAP) (8)	55.78%	58.89%	60.54%	58.26%	61.65%	58.17%	60.33%
Gross loans/leases held for investment / total assets	75.01%	74.91%	74.53%	75.14%	73.30%	75.01%	73.30%
Gross loans/leases held for investment / total deposits	97.25%	94.61%	92.96%	96.05%	95.38%	97.25%	95.38%
Effective tax rate	9.48%	5.08%	1.18%	8.91%	6.86%	5.87%	6.46%
Full-time equivalent employees (9)	994	1,001	972	980	976	994	976

AVERAGE BALANCES
Assets	$9,354,411	$9,155,473	$9,015,439	$9,050,280	$8,968,653	$9,176,349	$8,765,913
Loans/leases	7,048,314	6,881,731	6,790,312	6,839,153	6,840,527	6,907,731	6,739,773
Deposits	7,383,373	7,218,540	7,146,286	7,109,567	6,858,196	7,250,268	6,714,251
Total stockholders’ equity	1,075,715	1,041,428	1,017,487	995,012	962,302	1,045,090	929,341

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM: Last twelve months.
(4)	TCE / TCA: tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY: Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	The increase in full-time equivalent employees in the second quarter of 2025 includes 21 summer interns.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$13,808	$154	4.36%	$14,285	$159	4.40%	$12,596	$173	5.37%
Interest-bearing deposits at financial institutions	128,126	1,341	4.15%	151,898	1,634	4.31%	145,597	1,915	5.23%
Investment securities - taxable	400,765	4,878	4.86%	401,657	4,805	4.79%	381,285	4,439	4.64%
Investment securities - nontaxable (1)	952,542	13,841	5.81%	893,753	12,872	5.76%	760,645	10,744	5.65%
Restricted investment securities	31,959	570	6.98%	34,037	622	7.23%	42,546	840	7.73%
Loans (1)	7,048,314	115,094	6.48%	6,881,731	110,245	6.43%	6,840,527	116,854	6.80%
Total earning assets (1)	$8,575,514	$135,878	6.29%	$8,377,361	$130,337	6.24%	$8,183,196	$134,965	6.56%

Interest-bearing deposits	$5,197,006	$40,221	3.07%	$5,080,367	$38,604	3.05%	$4,739,757	$42,180	3.54%
Time deposits	1,237,232	12,595	4.04%	1,193,035	12,409	4.17%	1,164,560	13,206	4.51%
Short-term borrowings	2,022	21	4.15%	1,420	15	4.23%	2,485	32	5.07%
Federal Home Loan Bank advances	204,786	2,348	4.49%	250,603	2,853	4.50%	445,632	5,972	5.24%
Other borrowings	48,295	479	3.97%	—	—	0.00%	—	—	0.00%
Subordinated notes	236,783	3,861	6.52%	233,631	3,599	6.16%	233,313	3,616	6.20%
Junior subordinated debentures	48,936	690	5.52%	48,904	685	5.54%	48,806	693	5.56%
Total interest-bearing liabilities	$6,975,060	$60,215	3.42%	$6,807,960	$58,165	3.42%	$6,634,553	$65,699	3.93%

Net interest income (1)		$75,663			$72,172			$69,266
Net interest margin (2)			3.00%			2.97%			2.90%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.51%			3.46%			3.37%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.50%			3.45%			3.34%
Cost of funds (4)			3.01%			3.01%			3.44%

	For the Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$12,385	$412	4.38%	$15,196	$625	5.40%
Interest-bearing deposits at financial institutions	149,287	4,778	4.28%	106,195	4,254	5.35%
Investment securities - taxable	401,067	14,272	4.75%	377,538	12,986	4.57%
Investment securities - nontaxable (1)	896,990	38,434	5.72%	717,284	29,557	5.50%
Restricted investment securities	32,191	1,726	7.07%	41,348	2,383	7.57%
Loans (1)	6,907,731	332,780	6.44%	6,739,773	337,244	6.68%
Total earning assets (1)	$8,399,651	$392,402	6.24%	$7,997,334	$387,049	6.46%

Interest-bearing deposits	$5,094,180	$116,523	3.06%	$4,639,937	$122,207	3.52%
Time deposits	1,211,739	37,693	4.16%	1,121,508	37,679	4.49%
Short-term borrowings	1,761	55	4.09%	1,846	76	5.47%
Federal Home Loan Bank advances	211,189	7,197	4.49%	421,782	16,948	5.28%
Other borrowings	16,275	479	3.93%	—	—	0.00%
Subordinated notes	234,659	11,062	6.29%	233,207	10,678	6.10%
Junior subordinated debentures	48,904	2,059	5.55%	48,774	2,074	5.59%
Total interest-bearing liabilities	$6,818,707	$175,068	3.43%	$6,467,054	$189,662	3.91%

Net interest income (1)		$217,334			$197,387
Net interest margin (2)			2.97%			2.85%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.46%			3.30%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.45%			3.28%
Cost of funds (4)			3.01%			3.41%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(2)	See “Select Financial Data – Subsidiaries” for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY: Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(4)	Cost of funds includes the effect of noninterest-bearing deposits.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

	(dollars in thousands, except per share data)

ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$88,732	$90,354	$89,841	$86,321	$87,706
Change in ACL for transfer of loans to LHFS	—	—	—	93	(1,812)
Provision for credit losses	4,225	4,667	4,743	6,832	3,828
Loans/leases charged off	(4,746)	(6,490)	(4,944)	(4,787)	(3,871)
Recoveries on loans/leases previously charged off	559	201	714	1,382	470
Ending balance	$88,770	$88,732	$90,354	$89,841	$86,321

NONPERFORMING ASSETS
Nonaccrual loans/leases	$42,167	$42,482	$47,259	$40,080	$33,480
Accruing loans/leases past due 90 days or more	43	7	356	4,270	1,298
Total nonperforming loans/leases	42,210	42,489	47,615	44,350	34,778
Other real estate owned	—	62	402	661	369
Other repossessed assets	510	113	122	543	542
Total nonperforming assets	$42,720	$42,664	$48,139	$45,554	$35,689

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.45%	0.46%	0.53%	0.50%	0.39%
ACL for loans and leases / total loans/leases held for investment	1.24%	1.28%	1.32%	1.32%	1.30%
ACL for loans and leases / nonperforming loans/leases	210.31%	208.84%	189.76%	202.57%	248.21%
Net charge-offs as a % of average loans/leases	0.06%	0.09%	0.06%	0.05%	0.05%

INTERNALLY ASSIGNED RISK RATING (1)
Special mention	$76,750	$68,621	$55,327	$73,636	$80,121
Substandard (2)	67,319	81,040	85,033	84,930	70,022
Doubtful (2)	—	—	—	—	—
Total Criticized loans (3)	$144,069	$149,661	$140,360	$158,566	$150,143

Classified loans as a % of total loans/leases (2)	0.94%	1.17%	1.25%	1.25%	1.03%
Total Criticized loans as a % of total loans/leases (3)	2.01%	2.16%	2.06%	2.34%	2.20%

(1)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass for the government guaranteed portion.
(2)	Classified loans are defined as loans with internally assigned risk ratings of 10 or 11, regardless of performance, and include loans identified as Substandard or Doubtful.
(3)	Total Criticized loans are defined as loans with internally assigned risk ratings of 9, 10, or 11, regardless of performance, and include loans identified as Special Mention, Substandard, or Doubtful.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2025	2025	2024	2025	2024

	(dollars in thousands)

TOTAL ASSETS
Quad City Bank and Trust (1)	$2,794,136	$2,662,450	$2,552,962
m2 Equipment Finance, LLC	211,524	242,722	349,166
Cedar Rapids Bank and Trust	2,760,379	2,664,293	2,625,943
Community State Bank	1,680,476	1,605,966	1,519,585
Guaranty Bank	2,446,635	2,365,944	2,360,301

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,407,371	$2,309,942	$2,205,465
Cedar Rapids Bank and Trust	1,890,779	1,884,370	1,765,964
Community State Bank	1,296,255	1,272,296	1,269,147
Guaranty Bank	1,835,993	1,866,749	1,778,453

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$2,118,791	$2,032,168	$2,090,856
m2 Equipment Finance, LLC	217,966	250,019	353,259
Cedar Rapids Bank and Trust	1,894,594	1,852,316	1,743,809
Community State Bank	1,269,359	1,206,735	1,161,805
Guaranty Bank	1,896,178	1,833,706	1,832,331

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	88%	88%	95%
Cedar Rapids Bank and Trust	100%	98%	99%
Community State Bank	98%	95%	92%
Guaranty Bank	103%	98%	103%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	76%	76%	82%
Cedar Rapids Bank and Trust	69%	70%	66%
Community State Bank	76%	75%	76%
Guaranty Bank	78%	78%	78%

ACL ON LOANS/LEASES HELD FOR INVESTMENT AS A PERCENTAGE OF LOANS/LEASES HELD FOR INVESTMENT
Quad City Bank and Trust (1)	1.24%	1.32%	1.49%
m2 Equipment Finance, LLC	4.48%	4.26%	4.11%
Cedar Rapids Bank and Trust	1.31%	1.35%	1.38%
Community State Bank	0.97%	1.09%	1.06%
Guaranty Bank	1.34%	1.29%	1.14%

RETURN ON AVERAGE ASSETS (ANNUALIZED)
Quad City Bank and Trust (1)	1.20%	1.24%	0.76%	1.25%	0.81%
Cedar Rapids Bank and Trust	3.26%	2.36%	2.52%	2.60%	2.84%
Community State Bank	1.40%	1.31%	1.46%	1.27%	1.33%
Guaranty Bank	1.30%	0.85%	1.28%	0.96%	1.20%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.40%	3.45%	3.50%	3.43%	3.40%
Cedar Rapids Bank and Trust	4.03%	3.99%	3.88%	4.01%	3.80%
Community State Bank	3.90%	3.87%	3.76%	3.85%	3.74%
Guaranty Bank (3)	3.22%	3.11%	3.12%	3.13%	3.03%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
INTEREST MARGIN, NET
Community State Bank	$(1)	$(1)	$(1)	$(3)	$(3)
Guaranty Bank	216	118	496	552	1,194
QCR Holdings, Inc. (4)	(33)	(33)	(32)	(98)	(97)

(1)

Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.

(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(3)

Guaranty Bank’s net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.00% for the quarter ended September 30, 2025, 2.86% for the quarter ended June 30, 2025, and 2.94% for the quarter ended September 30, 2024.

(4)	Relates to the junior subordinated debentures acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
GAAP TO NON-GAAP RECONCILIATIONS	2025	2025	2025	2024	2024

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders’ equity (GAAP)	$1,086,915	$1,050,554	$1,022,747	$997,387	$976,620
Less: Intangible assets	147,672	148,333	148,995	149,657	150,347
Tangible common equity (non-GAAP)	$939,243	$902,221	$873,752	$847,730	$826,273

Total assets (GAAP)	$9,568,302	$9,242,331	$9,152,779	$9,026,030	$9,088,565
Less: Intangible assets	147,672	148,333	148,995	149,657	150,347
Tangible assets (non-GAAP)	$9,420,630	$9,093,998	$9,003,784	$8,876,373	$8,938,218

Tangible common equity to tangible assets ratio (non-GAAP)	9.97%	9.92%	9.70%	9.55%	9.24%

(1)	This ratio is a non-GAAP financial measure. The Company’s management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders’ equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
ADJUSTED NET INCOME (1)	2025	2025	2025	2024	2024	2025	2024

	(dollars in thousands, except per share data)
Net income (GAAP)	$36,714	$29,019	$25,797	$30,225	$27,785	$91,530	$83,625

Less non-core items (post-tax) (2):
Income:
Fair value loss on derivatives, net	(223)	(397)	(156)	(2,594)	(542)	(776)	(831)
Total adjusted income (non-GAAP)	$(223)	$(397)	$(156)	$(2,594)	$(542)	$(776)	$(831)

Expense:
Goodwill impairment	—	—	—	—	431	—	431
Restructuring expense	—	—	—	—	1,544	—	1,544
Total adjusted expense (non-GAAP)	$—	$—	$—	$—	$1,975	$—	$1,975

Adjusted net income (non-GAAP) (1)	$36,937	$29,416	$25,953	$32,819	$30,302	$92,306	$86,431

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$36,937	$29,416	$25,953	$32,819	$30,302	$92,306	$86,431

Weighted average common shares outstanding	16,919,785	16,928,542	16,900,785	16,871,652	16,846,200	16,916,371	16,814,787
Weighted average common and common equivalent shares outstanding	17,015,730	17,006,282	17,013,992	17,024,481	16,982,400	17,011,877	16,938,309

Adjusted earnings per common share (non-GAAP):
Basic	$2.18	$1.74	$1.54	$1.95	$1.80	$5.46	$5.14
Diluted	$2.17	$1.73	$1.53	$1.93	$1.78	$5.43	$5.10

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$36,937	$29,416	$25,953	$32,819	$30,302	$92,306	$86,431

Average Assets	$9,354,411	$9,155,473	$9,015,439	$9,050,280	$8,968,653	$9,176,349	$8,765,913

Adjusted return on average assets (annualized) (non-GAAP)	1.58%	1.29%	1.15%	1.45%	1.35%	1.34%	1.31%
Adjusted return on average equity (annualized) (non-GAAP)	13.73%	11.30%	10.20%	13.19%	12.60%	11.78%	12.40%

NET INTEREST MARGIN (TEY) (3)

Net interest income (GAAP)	$64,799	$62,082	$59,986	$61,204	$59,722	$186,867	$170,584
Plus: Tax equivalent adjustment (4)	10,864	10,090	9,513	9,698	9,544	30,467	26,803
Net interest income - tax equivalent (non-GAAP)	$75,663	$72,172	$69,499	$70,902	$69,266	$217,334	$197,387
Less: Acquisition accounting net accretion	182	84	184	471	463	451	1,094
Adjusted net interest income	$75,481	$72,088	$69,315	$70,431	$68,803	$216,883	$196,293

Average earning assets	$8,575,514	$8,377,361	$8,241,035	$8,241,190	$8,183,196	$8,399,651	$7,997,334

Net interest margin (GAAP)	3.00%	2.97%	2.95%	2.95%	2.90%	2.97%	2.85%
Net interest margin (TEY) (non-GAAP)	3.51%	3.46%	3.42%	3.43%	3.37%	3.46%	3.30%
Adjusted net interest margin (TEY) (non-GAAP)	3.50%	3.45%	3.41%	3.40%	3.34%	3.45%	3.28%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$56,587	$49,583	$46,539	$53,499	$53,565	$152,709	$154,143

Net interest income (GAAP)	$64,799	$62,082	$59,986	$61,204	$59,722	$186,867	$170,584
Noninterest income (GAAP)	36,651	22,115	16,892	30,625	27,157	75,658	84,904
Total income	$101,450	$84,197	$76,878	$91,829	$86,879	$262,525	$255,488

Efficiency ratio (noninterest expense/total income) (non-GAAP)	55.78%	58.89%	60.54%	58.26%	61.65%	58.17%	60.33%
Adjusted efficiency ratio (adjusted noninterest expense/adjusted total income) (non-GAAP)	55.62%	58.54%	60.38%	56.25%	58.45%	57.95%	59.16%

(1)	Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company’s management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Non-core or non-recurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of goodwill impairment which is not deductible for tax.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(4)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(5)	Efficiency ratio is a non-GAAP measure. The Company’s management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.